Microsoft Corporation
One Microsoft Way
Redmond, Washington 98052

May 23, 2003

Liberty Media International, Inc.
Liberty UK Holdings, Inc.
Liberty UK, Inc.
Liberty International B-L LLC
c/o Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

      Re:   Telewest Communications plc (the “Company”)

Dear Sirs:

            Reference is made to the Revised New Relationship Agreement, dated as of March 3, 2000, among Microsoft Corporation (“Seller”), Liberty Media International, Inc., Liberty UK Holdings, Inc., Liberty UK, Inc. and the Company, as amended (the “Relationship Agreement”).

            Concurrently with the execution and delivery of this letter agreement, Seller is selling (the “Sale”) to IDT Venture Capital, Inc., a wholly-owned subsidiary of IDT Corporation, all of the common stock of Microsoft UK Cable, Inc., a Colorado corporation and wholly owned subsidiary of Seller (“MUKC”), and all of the common stock of Microsoft Cable Partnership Holdings, Inc., a Colorado corporation and wholly owned subsidiary of Seller (“MCPH” and together with MUKC, the “Holding Subsidiaries”). The Holding Subsidiaries together own 636,056,024 ordinary shares, par value 10p per share (the “Ordinary Shares”), of the Company, and 60,322,654 limited voting convertible ordinary shares, par value 10p per share, of the Company (the “Limited Shares” and together with the Ordinary Shares, the “Telewest Shares”).

            This letter agreement will confirm the following:

1.	the Liberty Group (as defined in the Relationship Agreement) hereby waives all of its rights under clause 8 of the Relationship Agreement with respect to the Sale; and

2.

from and following the date hereof, (i) the Relationship Agreement shall be deemed to be terminated as between the Liberty Group and the Microsoft Group (as defined in the Relationship Agreement) without the requirement of any further action by any member of the Liberty Group or the Microsoft Group, and (ii) the Telewest Shares shall cease to be subject to the Relationship Agreement.

Please acknowledge your agreement with the foregoing by countersigning this letter agreement and returning it to the undersigned.

Very truly yours,
Microsoft Corporation
By:	/s/ John A. Seethof

	Name: Title:	John A. Seethof Assistant Secretary

Accepted and Agreed as of
the 23rd day of May 2003:

Liberty Media International, Inc.
By:	/s/ Charles Y. Tanabe

Name: Title:	Charles Y. Tanabe Senior Vice President

Liberty UK Holdings, Inc.
By:	/s/ Charles Y. Tanabe

Name: Title:	Charles Y. Tanabe Senior Vice President

Liberty UK, Inc.
By:	/s/ Charles Y. Tanabe

Name: Title:	Charles Y. Tanabe Senior Vice President

[Signature page continued]

Liberty International B-L LLC
By:	/s/ Elisa L. Erickson

Name: Title:	Elisa L. Erickson Assistant Secretary